UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) : April 15, 2008

Meta Financial Group, Inc.®

(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction of	(Commission File	(IRS Employer
Incorporation)	Number)	Identification No.)

Fifth at Erie, Storm Lake, IA 50588

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (712) 732-4117

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 4 — Matters Related to Accountants and Financial Statements.

Item 4.01.  Changes in Registrant’s Certifying Accountant.

At a meeting on April 15, 2008, the Audit Committee of Meta Financial Group, Inc. (the “Company”), approved the engagement of KPMG LLP as the Company’s new independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending September 30, 2008.  The Company’s Quarterly Report on Form 10-Q for the quarters ended December 31, 2007, and March 31, 2008, will be filed with the Securities and Exchange Commission as soon as reasonably practicable following KPMG’s completion of its quarterly financial statement review procedures.

During the Company’s two most recent fiscal years and the subsequent interim period through the engagement of KPMG, the Company did not consult with KPMG regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or (2) any matter that was either the subject of a disagreement with the Company’s prior independent registered public accounting firm on accounting principles or practices, financial statement disclosure or auditing scope or procedures, which if not resolved to the satisfaction of such firm, would have caused such firm to make reference to the matter in its report, or a “reportable event” as described in Item 304(a)(1)(v) of the Regulation S-K

A copy of the Company’s press release announcing the engagement of KPMG is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits.

The following Exhibit is being furnished herewith:

99.1 Registrant’s press release dated April 17, 2008.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

By:	/s/ David W. Leedom
David W. Leedom
Chief Financial Officer

Dated: April 17, 2008

Exhibit Index

Exhibit Number	Description of Exhibit

99.1	Registrant’s press release dated April 17, 2008